THE ADAMS EXPRESS COMPANY

              ARTICLES OF AMENDMENT AND RESTATEMENT

          FIRST:         The Adams Express Company, a Maryland
corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

          SECOND:   The following provisions are all the
provisions of the charter currently in effect and as hereinafter amended:

                            ARTICLE I

                              NAME

          The name of the corporation (the "Corporation") is:

                    The Adams Express Company

                           ARTICLE II

                             PURPOSE

          The purposes for which the Corporation is formed are to

conduct and carry on the business of a closed-end management investment company registered under the Investment Company Act of

1940, as amended (the "1940 Act"), and to engage in any other lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or

hereafter in force.

                           ARTICLE III

          PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

          The address of the principal office of the Corporation

in this State is 7 St. Paul Street, Baltimore, Maryland 21202.

The name and address of the resident agent of the Corporation are

Lawrence L. Hooper, Jr., 7 St. Paul Street, Suite 1140,

Baltimore, Maryland 21202.



                           ARTICLE IV

                PROVISIONS FOR DEFINING, LIMITING

              AND REGULATING CERTAIN POWERS OF THE

        CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

        Section 4.1    Number and Election of Directors.  The business

and affairs of the Corporation shall be managed under the

direction of the Board of Directors.  The number of directors of the Corporation is 10, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall

never be less than three.   The names of the directors who shall

serve until their successors are duly elected and qualify are:

          Enrique R. Arzac         Thomas H. Lenagh

          Phyllis O. Bonanno       Kathleen T. McGahran

          Daniel E. Emerson        Douglas G. Ober

          Frederic A. Escherich         John J. Roberts

          Roger W. Gale       Craig R. Smith

          Pursuant to the Corporation's election to be subject to

Section 3-804(b) and (c) of the Maryland General Corporation Law

(the "MGCL"), but subject to applicable requirements of the 1940

Act and except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock (as hereinafter defined), any and all vacancies on the Board of

Directors may be filled only by the affirmative vote of a

majority of the remaining directors in office, even if the

remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

          The Bylaws of the Corporation may provide for the

election of a director by a plurality of all the votes cast in the election of a director, a majority or other percentage of all the votes entitled to be cast in the election of a director or by any other vote, in any case as specified in the Bylaws and as may vary as specified in the Bylaws depending upon whether the

election of directors is contested.

        Section 4.2    Authorization by Board of Stock Issuance.  The

Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series,

whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series,

whether now or hereafter authorized, for such consideration, if any, as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend),

subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

        Section 4.3    Quorum.  The presence in person or by proxy of the

holders of shares of stock of the Corporation entitled to cast a majority of the votes entitled to be cast on a matter (without regard to class) shall constitute a quorum at any meeting of stockholders with respect to such matter, except with respect to any such matter that, under applicable statutes or regulatory requirements or the charter, requires approval by a separate vote of the holders of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum.

Notwithstanding the foregoing, the Bylaws may provide for a

greater or lesser quorum requirement provided that such

requirement shall not be less than one-third nor more than two-

thirds of the votes entitled to be cast on a matter (without regard to class).

        Section 4.4    Preemptive Rights.  Except as may be provided by

the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Article V of the charter or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any

preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the

Corporation that it may issue or sell.

        Section 4.5    Determinations by Board.  Any determination as to

any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock:  the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the

payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus,

net assets, other surplus, annual or other cash flow, net profit,

net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the

Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the

Corporation; the number of shares of stock of any class or series of the Corporation; any matter relating to the acquisition,

holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the

Corporation or required or permitted by applicable law, the

charter or Bylaws or otherwise to be determined by the Board of

Directors.

                            ARTICLE V

                              STOCK

        Section 5.1    Authorized Shares.  The Corporation has authority

to issue 160,000,000 shares of stock, consisting of 150,000,000 shares of Common Stock, $.001 par value per share (the "Common

Stock"), and 10,000,000 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").  The aggregate par value of all authorized shares of stock having par value is $160,000.

If shares of one class or series of stock are classified or

reclassified into shares of another class or series of stock pursuant to this Article V, the number of authorized shares of the former class or series shall be automatically decreased and the number of shares of the latter class or series shall be

automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of

shares of stock of all classes or series that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this

paragraph.  A majority of the entire Board of Directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

        Section 5.2    Common Stock.  The Board of Directors may

reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

        Section 5.3    Preferred Stock.  The Board of Directors may

classify any unissued shares of stock and reclassify any

previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including Preferred Stock.

        Section 5.4    Classified or Reclassified Shares.  Prior to

issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change,

subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences,

conversion or other rights, voting powers, restrictions,

limitations as to dividends or other distributions,

qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and

Taxation of Maryland ("SDAT").  Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this

Section 5.4 may be made dependent upon facts or events

ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the

control of the Corporation) and may vary among holders thereof,

provided that the manner in which such facts, events or

variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles

supplementary or other charter document filed with the SDAT.

        Section 5.5    Charter and Bylaws.  The rights of all

stockholders and the terms of all stock are subject to the

provisions of the charter and the Bylaws.  The Board of Directors of the Corporation shall have the exclusive power to make, alter,

amend or repeal the Bylaws.

                           ARTICLE VI

         AMENDMENTS; CERTAIN EXTRAORDINARY TRANSACTIONS

        Section 6.1    Amendments Generally.  The Corporation reserves

the right from time to time to make any amendment to its charter,

now or hereafter authorized by law, including any amendment

altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock.  All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

        Section 6.2    Approval of Certain Extraordinary Actions and

Charter Amendments.

                        (a)  The affirmative vote of the holders

of two-thirds of the votes entitled to be cast on the matter shall be required to authorize a merger, consolidation, share exchange, dissolution or sale of substantially all of the assets of the Corporation.  Except as provided in subsection (b) of this

Section 6.2, the affirmative vote of the holders of a majority of the votes entitled to be cast shall be sufficient to authorize any amendment to the charter, except that the affirmative vote of two-thirds of the shares of stock entitled to be cast shall be required to authorize any amendment reducing the vote of shares required by the first sentence of this Section 6.2.

                        (b) The affirmative vote of the holders

of shares entitled to cast at least two-thirds of the votes

entitled to be cast on the matter, each class voting as a

separate class, shall be necessary to effect:

                             (i)  Any amendment to the charter

of the Corporation to make the Corporation's Common Stock a

"redeemable security" or to convert the Corporation, whether by merger or otherwise, from a "closed-end company" to an "open-end company" (as such terms are defined in the 1940 Act);

        and

                             (ii)  Any amendment to Section 4.1,

Section 6.1, this Section 6.2(b) or 6.2(c);

        provided, however, that, if the Continuing Directors (as

defined herein), by a vote of at least two-thirds of such

Continuing Directors, in addition to approval by the Board of

Directors, approve such amendment, the affirmative vote of the holders of a majority of the votes entitled to be cast shall be sufficient to approve such matter.

                        (c)  Continuing Directors.  "Continuing

Directors" means (i) the directors identified in Section 4.1,

(ii) the directors whose nomination for election by the

stockholders or whose election by the directors to fill vacancies is approved by a majority of the directors identified in Section

4.1, who are on the Board at the time of the nomination or

election, as applicable, or (iii) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the

Continuing Directors or successor Continuing Directors, who are on the Board at the time of the nomination or election, as

applicable.

                           ARTICLE VII

     LIMITATION OF LIABILITY; INDEMNIFICATION AND ADVANCE OF

                            EXPENSES

        Section 7.1    Limitation of Liability.  To the fullest extent

that applicable law (including the MGCL and the 1940 Act), as in effect from time to time, permits the limitation or elimination of the liability of directors and officers, no director or

officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages.  No amendment to or repeal of this Article shall apply to or have any effect on the

liability or alleged liability of any director or officer of the

Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

        Section 7.2    Indemnification and Advance of Expenses.  The

Corporation shall indemnify to the fullest extent permitted by applicable law (including the MGCL and the 1940 Act), as in

effect from time to time, any person who was or is involved in any manner (including, without limitation, as a party or a

witness), or is threatened to be made so involved, in any

investigation, claim, action, suit or proceeding, whether

criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer or, at the option of the Board of

Directors in any particular case, an employee or agent, of the

Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer, partner or trustee,

or, at the option of the Board of Directors in any particular case, an employee or agent.  To the fullest extent permitted by applicable law (including the MGCL and the 1940 Act), as in

effect from time to time, expenses incurred by any such person in connection with any such investigation, claim, action, suit or proceeding shall be paid or reimbursed by the Corporation

promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

The rights provided to any director or officer by this Article shall be enforceable against the Corporation by any such director or officer, who shall be presumed to have relied upon it in

serving or continuing to serve as a director or officer as

provided above.  No amendment to or repeal of this Article shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal.

        Section 7.3    1940 Act.  The provisions of this Article VII

shall be subject to the 1940 Act.

        Section 7.4    Amendment or Repeal.  Neither the amendment nor

repeal of this Article VII, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this

Article VII, shall apply to or affect in any respect the

applicability of the preceding sections of this Article VII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        THIRD:  The amendment to and restatement of the charter

as hereinabove set forth was approved by a majority of the entire

Board of Directors and approved by the stockholders of the

Corporation as required by law.

        FOURTH:  The current address of the principal office of

the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

        FIFTH:  The name and address of the Corporation's

current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

        SIXTH:  The number of directors of the Corporation and

the names of those currently in office are as set forth in

Article IV of the foregoing amendment and restatement of the charter.

        SEVENTH:   The total number of shares of stock which the

Corporation had authority to issue immediately prior to this amendment and restatement was 160,000,000, consisting of

150,000,000 shares of Common Stock, $1.00 par value per share and

10,000,000 shares of Preferred Stock, no par value per share.

The aggregate par value of all shares of stock having par value was $150,000,000.

        EIGHTH:  The total number of shares of stock which the

Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 160,000,000,

consisting of 150,000,000 shares of Common Stock, $.001 par value per share, and 10,000,000 shares of Preferred Stock,  $.001 par value per share.  The aggregate par value of all authorized

shares of stock having par value is $160,000.

        NINTH:  The undersigned President acknowledges these

Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that,

to the best of his knowledge, information and belief, these

matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



                    [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Corporation has caused these

Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its

Secretary on this _____ day of November, 2006.



ATTEST:                            THE ADAMS EXPRESS
COMPANY

_______________________
By:__________________________(SEAL)
Lawrence L. Hooper, Jr.                  Joseph M. Truta
Secretary                           President